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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of MBIA Inc. and Subsidiaries on the forms S-3 (No. 333-15003 and 333-60039 and 333-62961) and S-8 (Nos. 33-22441 and 33-46062 and 333-34101) of:


(1) Our report dated February 2, 2001 on our audits of the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which report is incorporated by reference in this Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2) Our report dated February 2, 2001 on our audits of the financial statement schedules of MBIA Inc. and Subsidiaries, which report is included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

(3) Our report dated February 2, 2001 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which is included in Exhibit 99 to this Annual Report on Form 10-K for the fiscal year ended December 31, 2000.



                                                   /s/PricewaterhouseCoopers LLP
                                                   -----------------------------
                                                      PricewaterhouseCoopers LLP


New York, New York
February 2, 2001